UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2020

PACIRA BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35060	51-0619477
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5 Sylvan Way, Suite 300, Parsippany, New Jersey 07054

(Address of principal executive offices) (Zip Code)

(973) 254-3560

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PCRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

On July 2, 2020, Pacira BioSciences, Inc. (the “Company”) notified DePuy Synthes Sales Inc. (“DePuy”) that the Co-Promotion Agreement, dated January 24, 2017 (the “Agreement”), between the Company and DePuy to jointly market and promote the use of EXPAREL® (bupivacaine injectable suspension) for orthopedic procedures in the United States will terminate on January 2, 2021. Pursuant to the terms of the Agreement, either party could terminate the Agreement after three years of the effective date of the Agreement with six months’ notice. DePuy will continue to receive commissions on sales of EXPAREL under the Agreement for the remainder of 2020 as the companies work together to support EXPAREL and a smooth transition. The Company will pay an additional early termination payment to DePuy in 2021 based on a percentage of EXPAREL commissions earned by DePuy during 2020. The Company currently expects such early termination payment to be in the range of $7 million to $12 million.

Forward-Looking Statements

This Current Report on Form 8-K and certain other communications made by the Company contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Securities Exchange Act of 1934, as amended, including statements about the amount of the termination payment under the Agreement. For this purpose, any statement that is not a statement of historical fact should be considered a forward-looking statement. The Company often uses the words “believe,” “anticipate,” “plan,” “estimate,” “expect,” “intend,” “may,” “will,” “would,” “could,” “can” and similar expressions to help identify forward-looking statements. The Company cannot assure that its estimates, assumptions and expectations will prove to have been correct. Important factors could cause the Company’s actual results to differ materially from those indicated or implied by forward-looking statements. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and readers should not rely on the forward-looking statements as representing the Company’s views as of any date subsequent to the date of the filing of this Current Report on Form 8-K. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these statements. These factors include the matters discussed and referenced in Part I-Item 1A. “Risk Factors” included in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and in other reports as filed with the SEC.

Item 7.01.	Regulation FD Disclosure.

On July 2, 2020, the Company issued a press release regarding the termination of the Agreement, which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 2, 2020
104	Cover Page Interactive Data File (Formatted as Inline XBRL)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacira BIOSCIENCES, Inc.

Date: July 2, 2020	By:	/s/ Kristen Williams
Kristen Williams Chief Administrative Officer and Secretary